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October 2, 2006                              Point of Contact: Charles J. Viater
                                                                   President/CEO

                         MFB CORP. ANNOUNCES RENEWAL OF
                             SHAREHOLDER RIGHTS PLAN


         Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), today announced that the Board of Directors has renewed the Corporation's Shareholder Rights Plan, which was originally adopted and has been in place since October, 1996 and which expired on October 1, 2006, through the adoption of a new Shareholder Rights Plan (the "Plan"). Like the prior plan, the Plan is designed to enhance long term shareholder value by limiting the ability of individuals to engage in inadequate, undesirable or hostile takeover attempts. The Plan also allows the Corporation to carry out its strategic plan of enhancement of long term shareholder value as a local, independent community bank. The Plan has not been adopted in response to any major purchase of Corporation common stock and the Corporation is not aware of any such major purchase. Rather, the Board of Directors has renewed the Plan at this time in order to safeguard the interests of the Corporations' shareholders.

         To implement the Plan, shareholders of record as of October 21, 2006, will receive one right for each outstanding share of the Corporation's Common Stock. Initially, the Rights will trade automatically with the Common Stock and separate Right Certificates will not be issued. The Rights will expire on October 2, 2016, unless earlier redeemed or exchanged. The Board of Directors of the Corporation may approve redemption of the Rights in whole, but not in part, at a price of $.01 per Right.

         Each Right entities the registered holder, subject to the terms of the Rights Agreement, to purchase from the Corporation one share of the Corporation's Common Stock at a purchase price of $93.00 per share, subject to adjustment. The Rights will not be exercisable until a subsequent distribution date which will occur only if a person or group (excluding certain related persons) acquires beneficial ownership of 12% or more of the Corporation's Common Stock (or 10% if a person or group of persons is declared an "Adverse Person" by the Corporation's Board), or announces a tender or exchange offer that would result in such person or group owning 30% or more of the Common Stock. Upon the happening of certain other events, the Rights become exercisable to purchase shares of Common Stock of the Corporation (or, in certain circumstances, other consideration) at a 50% discount to market price. The Plan will be described in the Corporation's Form 8-A filing with the SEC and in a summary that will be mailed to all shareholders.

         Mr. Viater explained that the renewal of the Plan will permit the Corporation's directors and management to continue to build long term value for the shareholders and maintain a locally owned and operated banking alternative in Mishawaka, Indiana and the surrounding communities. Mr. Viater further pointed out that the issuance of the Rights has no dilutive effect on the shares themselves or on the Corporation's earnings.

         MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart Counties and private client services to the Indianapolis market through its office in Hamilton County. For more information, go to www.mfbbank.com.

Forward-Looking Information

         Pursuant to the "Safe Harbor" provision in the Private Securities Litigation Reform Act of 1995, statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Corporation's Annual Report on Form 10-K and in other documents filed by the Corporation with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee results, levels of activity, performance or achievements. The Corporation has no obligation to update these forward-looking statements.


INDS01 CVS 875253v1